Exhibit 10.9

AMENDMENT TO THE ARTERIS COMMISSION AGREEMENT

BETWEEN

ARTERIS INC.

AND

DAVID MERTENS

This amendment (“Amendment”) to the Arteris Commission Agreement between Arteris Inc. and David Mertens dated April 10, 2017 (“Agreement”) is effective as of January 1, 2020.

WHEREAS, the parties desire to modify the rights and obligations set forth in the Agreement as set forth in this Amendment.

The parties therefore agree as follows:

1.	Unless otherwise specifically defined herein, the capitalized terms in this Amendment have the same meaning as defined in the Agreement.

2.	Except as expressly provided in this Amendment, the terms and conditions of the Agreement remain in full force and effect.

3.

The Agreement and this Amendment constitute the entire agreement between the parties concerning its subject matter and supersede any prior or contemporaneous agreements between the parties regarding the same whether written or oral. In the event of any conflict or inconsistency between the Agreement and this Amendment, this Amendment shall prevail and control.

4.	Delete Exhibit A of the Agreement and replace it with the Exhibit A attached to this Amendment.

IN WITNESS WHEREOF, the parties do hereby execute and deliver this Amendment.

Arteris Inc.	David Mertens

By: /s/ K. Charles Janac	By: /s/ David Mertens

Name: K. Charlie Janac (Print)	Name: David Mertens (Print)

Title: President and CEO	Title: VP, World Wide Sales

Date: 3/16/2020	Date: 3/23/2020

EXHIBIT A

UPDATED QUOTA AND TERRITORY SHEET

Employee hereby understands and agrees with the following Quotas (stated in bookings net of cancellations and withholding taxes (“Net Bookings”) and Rates set for Employee by the Company for the 2020 calendar year:

QUOTA:
• Annual 2020 Quota:	$36.0 million Net Bookings

Quarterly Quotas:
• Q1 2020 Quota:	$6.1 million Net Bookings
• Q2 2020 Quota:	$7.1 million Net Bookings
• Q3 2020 Quota:	$8.5 million Net Bookings
• Q4 2020 Quota:	$14.3 million Net Bookings

Each quarterly quota is non cumulative and represents the recognized bookings realized in each specific quarter.

2020 Commission Rate up to Quarterly Quotas:    0.9%

In the event that additional revenue or bookings (not yet a recognized booking) is discovered or confirmed as the result of the use of extraordinary means (e.g. through use of a third party auditor or collection agency) and subsequently becomes a Net Booking (“Extraordinary Bookings”), the Commission Rate quoted above will not apply to such bookings. Notwithstanding, any Extraordinary Bookings will be credited to the Quota.

ACCELERATOR

•	Annual 2020 Net Bookings >$36 million, <$40 million: 1.8%

•	Annual 2020 Net Bookings >$40 million, <$44 million: 1.4%

•	Annual 2020 Net Bookings >$ 44 million: 1.0%

SPECIAL BONUSES:

•	Employee will receive a bonus of $5,000 less payroll deductions, required taxes and withholdings for each quarter in 2020 where Net Bookings meet or exceed Quarterly Quota.

•	If all four Quarterly Quotas are met or exceeded, Employee will receive an additional bonus of $10,000 less payroll deductions, required taxes and withholdings.

TERRITORY:

Year 2020 Territory:

•	Arteris IP Worldwide.

•	Excludes quota impact of any acquisitions.

I agree and accept the amendment as set forth above effective as of January 1, 2020.

Employee:	Company:

/s/ David Mertens Sign	/s/ K. Charles Janac Sign

David Mertens Print	K. Charles Janac/President and CEO Print

3/23/2020 Date	3/16/2020 Date

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